Statement of Purpose and Use

Statements and information set forth in this letter are intended for informational purposes only, and for the purposes of providing stockholders of AuraSource, Inc. with information concerning major developments that occurred during the 2010 calendar year, and general business goals management hopes to achieve in 2011 and future years.  Although this information is intended enhance our stockholders’ understanding of our company and our intended business strategy, the information set forth in this letter is necessarily limited and should not be reviewed in isolation or as a substitute for information set forth in reports and other documents filed with or furnished to the U.S. Securities and Exchange Commission (SEC).  The information set forth in this letter should be read and reviewed in conjunction with information and data disclosed in reports and other documents filed with or furnished to the SEC, including without limitation, financial statements included in the company’s annual report on Form 10-K for the fiscal year ended March 31, 2010, and its quarterly report on Form 10-Q for the second quarter ended September 30, 2010.  All such information set forth in this letter concerning events and transactions that occurred during the 2010 calendar year is qualified in its entirety with information concerning these matters that may be set forth in such reports and other documents filed with or furnished to the SEC.  Additionally, there are significant limitations associated with the information set forth in this letter.  For example, AuraSource, Inc.’s fiscal year ends on March 31. However, the information set forth in this letter relates to developments affecting AuraSource, Inc. during the 2010 calendar year, and so a comparison of the information set forth in this letter to information set forth in reports and documents filed with the SEC may not be meaningful.

Additionally, this letter and the information set forth below are not intended to be part of a proxy or part of any solicitation or request by the stockholders of AuraSource, Inc. to approve any action or transaction or to take any action with respect to any matter or transaction.  This letter and the information set forth below are also not part of any information statement or other document intended to comply with the disclosure and/or filing requirements under federal and other applicable securities laws.  In particular, this letter and the information set forth herein are not intended as part of any document or filing made pursuant to Regulation 14A or 14C promulgated pursuant to the Securities Exchange Act of 1934.

Before the dissemination of this letter by mail to stockholders of AuraSource, Inc., the company filed with or furnished to the SEC a current report on Form 8-K to disclose the information set forth in this document.  A copy of this current report on Form 8-K can be found on the SEC’s website located at www.sec.gov.

Special Note Regarding Forward-Looking Statements

This letter may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. AuraSource, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," “goals,” “could,” “may,” “will,” “would,” “should,” "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect AuraSource, Inc.’s current beliefs, and are based upon a variety of assumptions and information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause AuraSource, Inc.’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. AuraSource, Inc. undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information catered in this Press Release including such forward-looking statements.

AuraSource, Inc.
1490 South Price Rd. #219
Chandler, AZ 85286
(480) 292-7179

December 24, 2010

Dear Shareholders,

We would like to catch you up on the activities happening at AuraSource in 2010.  Management is excited about a number of developments that occurred during 2010 calendar year.  Currently, we are focusing on development of our clean energy technology applications.  Specifically, we continue to develop and refine our AuraFuel and AuraCoal processes.

AuraFuel utilizes a low temperature catalytic process to convert oil shale, asphalt shale and low-ranking coal to hydrocarbon clean fuel products in a highly efficient manner.  We license parts of this process from China Chemical Economic Cooperation Center which is a Chinese governmental division leading China’s energy and environmental research and development.

AuraCoal is patent pending technology designed to remove sulfur and ash from coal pre-combustion. This reduces energy costs and helps eliminate harmful emissions. This proprietary clean coal technology produces an ultrafine coal water mixture, which contains only trace amounts of sulfur and ash and constitutes an alternative to oil or natural gas. AuraCoal can be delivered via pipeline in a non-volatile state. The conversion to an AuraCoal system is designed to deliver immediate and substantive reductions in harmful particle emissions as well as savings in transportation, processing and safety costs.

Developments in Calendar 2010

AuraFuel

In January, we entered into an agreement to utilize 50 acres of reclaimed sea in the Port of Qinzhou China to use for the construction of our first AuraFuel plant.  The Port of Qinzhou is a major deepwater port for coal imported from Vietnam, Indonesia and other southeastern locations. Petrochemical and energy industry contributes 56% of total local government revenue and are prime candidates to utilize our products.

In March, we formed Qinzhou Kai Yu Yuan New Energy Co., Ltd., a joint venture between AuraSource and Kaiyuyuan Mineral Investment Group (“KMIG”) to build the first AuraFuel plant. KMIG provided the funding for this plant.  AuraSource is providing the project management expertise and license for the AuraFuel process.

In April, we broke ground at the site for the construction of the first AuraFuel plant. The first phase calls for reinforcing the foundation due to the land being newly reclaimed from the sea.

In May, we obtained approval from the Environmental Protection Agency to build the AuraFuel plant.

In August, we contracted with China Shandong Metallurgical Engineering Corp. as Engineering Procurement Construction (“EPC”) general contractor which will provide a turnkey solution under an initial operation service contract.

In October, the U.S. Bureau of Land Management announced that it has taken a key step to awarding AuraSource, Inc., Exxon Mobil Corp and Natural Soda Holdings Inc. oil shale Research, Development and Demonstration land leases in Colorado and Utah. If successful, this would allow us to test the feasibility of various oil shale recovery technologies on public lands in the two states.

AuraCoal

This year AuraSource formed AuraSource Qinzhou Co. Ltd., a wholly owned subsidiary in China (“Qinzhou”) to acquire Hydrocarbon Clean Fuel (“HCF”) technologies, performing research and development related to HCF technology and products based on this technology, licensing HCF technology to third parties and selling services and products derived from this technology in China.

In March, we filed four patent applications relating to this process with the China Patent and Trademark Office.

In July, we entered into an agreement to supply China Power Investment Corp 170,000 tons of AuraCoal per year to their facility in Qinzhou

In August, we acquired half the intellectual property rights related to ultrafine grinding technology from Beijing Pengchuang Technology Development Co., Ltd.. They developed a highly efficient and low energy consumption grinding technology, which utilizes fluid shock waves to make ultrafine particles. This technology can be applied to the coal water slurry, solid lubricant and other material grinding processes. We plan to utilize the particle grinding technology in our AuraCoal Qinzhou production line, as well as license it to others in non-related industries.

In August, we entered into a letter of intent with Air Liquide China to establish joint project for a 500,000 ton AuraCoal Gasification plant.

In November, we filed a patent application with the China Patent and Trademark Office related to technologies associated with a shock wave grinding apparatus.  This apparatus generates a shock wave when pressurizing (5-30Mpa) a slurry as it passes through the grinding chamber. The shock wave carries a large amount of energy and it creates strong shear, collision and cavitation effects which cause particles in the slurry to reduce to an ultrafine size. As a result, the coal water slurry is pulverized and its fluidity is improved. Under certain conditions, this shock wave apparatus can also be used to accelerate chemical reaction process involving fluid materials in other industrial applications.

Going forward

We are currently conducting operations in China through our wholly owned subsidiary, AuraSource Qinzhou Co. Ltd., a WFOE. We plan to continue to enhance our intellectual property portfolio related to HCF technology.  We also plan to explore opportunities to sell services and products related to and licenses for our HCF technology, and to possibly acquire additional HCF-related technology.

Currently, our goals for 2011 and moving forward include:

AuraFuel –

•	Complete construction of AuraFuel Qinzhou facility and work with joint venture partners to target additional locations in the Gulf of Tonkin Region.

•	Become premier environmentally friendly alternative feedstock to the petrochemical industry.

AuraCoal –

•	Start and complete AuraCoal Qinzhou facilities in 2011 and increase capacity by working with regional governments and local industries to identify new facility locations.

•	Become leading provider of cleaner cost effective alternative fuels for industrial boiler applications with higher environmental standards.

Expand into US –

•	Leverage expertise from China to expand into the United States addressing untapped and underutilized fuel resources.

•	Selectively pursue opportunities to acquire oil shale properties, install AuraFuel facilities, and identify dormant coal properties on east coast for AuraCoal facilities.

The above-described matters are not the only goals of management in 2011 and future years.  Additionally, although management believes the above stated goals are achievable, management’s assessment concerning the viability of these objectives is based on currently available information and a variety of assumptions. Based on further work and information and i the event management’s current assumptions prove to be inaccurate, we may determine that the above stated goals are unrealistic or unachievable or we may change our strategy and focus on pursuing other objectives.

Sincerely,

/s/ Philip Liu
Mr. Philip Liu
CEO
AuraSource, Inc.

AuraSource, Inc.
1490 South Price Rd. #219
Chandler, AZ 85286
(480) 292-7179